                                                                      Exhibit 11

                         SPEEDFAM INTERNATIONAL, INC.
                     COMPUTATION OF NET EARNINGS PER SHARE
  THREE MONTHS AND NINE MONTHS ENDED FEBRUARY 28, 1997 AND FEBRUARY 29, 1996
           (dollars and shares in thousands, except per share data)



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



                                                            Three Months Ended                    Nine Months Ended
                                                        February 28,  February 29,          February 28,      February 29,
                                                        ------------  ------------          ------------      ------------
                                                            1997          1996                  1997              1996
                                                        ------------  ------------          ------------      ------------
Net Earnings                                              $ 4,909       $ 4,360               $13,730            $6,689
                                                          =======       =======               =======            ======
Weighted average shares:
  Common shares outstanding                                10,957        10,397                10,694             8,978
  Common equivalent shares issuable upon
   exercise of employee stock options using
   the treasury stock method                                  844           814                   769               812
                                                          -------       -------               -------            ------
Shares used in net earnings per share                      11,801        11,211                11,463             9,790
                                                          =======       =======               =======            ======
Net earnings per share                                    $  0.42       $  0.39               $  1.20            $ 0.68
                                                          =======       =======               =======            ======
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